                                                                      EXHIBIT 21

NAME                                                            JURISDICTION OF INCORPORATION
----                                                            -----------------------------
Analogic Limited............................................   Massachusetts
Analogic Foreign Sales Corporation..........................   U.S. Virgin Islands
Analogic Securities Corporation.............................   Massachusetts
Anadventure II Corporation..................................   Massachusetts
Anadventure 3 Corporation...................................   Massachusetts
Anadventure Delaware Corporation............................   Delaware
Anatel Communications Corporation...........................   Massachusetts
ANRAD Corporation...........................................   Province of Nova Scotia, Canada
B-K Medical Systems A/S.....................................   Denmark
Camtronics Foreign Sales Corporation........................   U. S. Virgin Islands
Camtronics Medical Systems, Ltd.............................   Wisconsin
International Security Systems Corporation..................   Massachusetts
SKY COMPUTERS, Incorporated.................................   Massachusetts
SKY Limited.................................................   England